Exhibit 10.17

House Lease Contract

Party A (Lessor): Cheng Zhang

Party B (Lessee): Leaping Media Group Co., Ltd.

Party A and Party B sign this contract after fully negotiation to clarify the content that Party A lease the house to Party B for use, and to clarify the rights and obligations of both parties.

1. The rental house is located at No.14, 16th Floor, B1 Building, No.160, Zhongxing Street, Nangang District, Harbin. And it covers an area of 106.94 square meters. Party A lease the house to Party B voluntarily for business use. The annual rent is RMB12,000, and it will increased with the heating cost.

2. The lease term is from January 8, 2018 to January 7, 2019.

3. Party A is not responsible for the normal supply of water, electricity and heating during the lease period of Party B, and Party B shall solve it on its own.

4. Party A allows Party B’s personnel vehicles exit and entry normally.

5. During the lease period, Party B cannot change the rental house’s main body, water system, electricity system, and heating system. Party B can only change them with Party A’s consent, and Party A will assume all the cost.

6. When Party B terminates the lease, it shall maintain the fire prevention and theft prevention of the house. The personal safety of Party B’s employees shall be the responsibility of Party B and shall have their own fire equipment.

7. Party B’s vehicles should be instructed directed by Party A’s security personnel, and the vehicle-editing safety shall be the responsibility of Party B. The restroom is for public use.

8. The matters not covered in this contract shall be settled through negotiation between the two parties.

9 .If either party fails to perform this contract, the other party has the right to terminate this agreement in advance, and the losses incurred shall be borne by the responsible party. This contract shall become effective after the signature (or seal) of both parties.

Party A: Cheng Zhang

Signature:	/s/ Cheng Zhang

Party B: Leaping Media Group Co., Ltd.

Signature:	/s/ Leaping Media Group Co., Ltd.

Date: January 8, 2018